Exhibit 99.1

November 27, 2024

Smurfit Westrock Announces the Closing of USD and EUR Green Bond Offerings

NOT FOR RELEASE, DISTRIBUTION OR PUBLICATION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, CANADA, JAPAN, THE REPUBLIC OF SOUTH AFRICA OR ANY OTHER JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO DO SO.

Smurfit Westrock plc (NYSE: SW, LSE: SWR) (together with its subsidiaries, “Smurfit Westrock” or the “Group”), today announced that it has successfully closed (i) a U.S. dollar-denominated offering of $850 million in aggregate principal amount of senior notes due 2035 (the “2035 Notes”) by its wholly-owned subsidiary, Smurfit Westrock Financing DAC, and (ii) a dual-tranche Euro-denominated offering of €600 million in aggregate principal amount of senior notes due 2032 (the “2032 Notes”) and €600 million in aggregate principal amount of senior notes due 2036 (the “2036 Notes” and, together with the 2035 Notes and the 2032 Notes, the “Notes”) by its wholly-owned subsidiary, Smurfit Kappa Treasury Unlimited Company (collectively, the “Offerings”).

The 2035 Notes priced at 99.988% and have a coupon of 5.418%, the 2032 Notes priced at 100.000% and have a coupon of 3.454% and the 2036 Notes priced at 100.000% and have a coupon of 3.807%.

The Group intends to use the net proceeds of the Notes (i) to redeem the outstanding $750 million in aggregate principal amount of 4.650% senior notes due 2026 issued by WRKCo Inc., a wholly-owned subsidiary of Smurfit Westrock (the “WRKCo 2026 Notes”), in full at the applicable redemption price set forth in the indenture governing the WRKCo 2026 Notes, (ii) to redeem the outstanding €1,000 million in aggregate principal amount of 2.875% senior notes due 2026 issued by Smurfit Kappa Acquisitions Unlimited Company, a wholly-owned subsidiary of Smurfit Westrock (the “SKA 2026 Notes”), in full at the applicable redemption price set forth in the indenture governing the SKA 2026 Notes, and (iii) for general corporate purposes, including the repayment of indebtedness. Smurfit Westrock intends to use an amount equivalent to the proceeds of the Offerings to finance or refinance a portfolio of Eligible Green Projects in accordance with the Group’s Green Finance Framework, which the Group may, in the future, update in line with developments in the market.

Each of Smurfit Kappa Acquisitions Unlimited Company and WRKCo Inc. has distributed a conditional notice of redemption to the respective holders of the SKA 2026 Notes and WRKCo 2026 Notes, which will be redeemed on December 2, 2024 and December 6, 2024, respectively.

Emer Murnane, Senior Vice President Treasury, said: “We are delighted to have completed our inaugural green bond issuance as a combined Group under our recently updated Smurfit Westrock Green Finance Framework. Investor demand in both the Euro and US dollar markets, which generated combined order books in excess of €5.9 billion and $5.5 billion respectively, demonstrates the strength and support for our business and the depth of liquidity available to the Group.”

Ken Bowles, Executive Vice President and Group CFO, commented: “The circular economy has long been at the core of our business and is why we developed our Green Finance Framework. The level of ‘dark green’ investors we have seen in this week’s order book speaks to our rigor, transparency and track record in sustainable finance. Upon redemption of the WRKCo 2026 Notes and the SKA 2026 Notes, our next significant bond maturity is September 2027.”

Tony Smurfit, President and CEO, added: “At Smurfit Westrock we are committed to delivering a positive impact for our shareholders. This successful issuance is testament to the talent, skills and professionalism of our tight-knit team and our robust sustainability strategy. I would like to thank everyone involved in this successful and well-executed transaction.”

The Notes were offered in a private placement and there was no public offering of the Notes. The Notes were offered and sold (i) in the United States only to qualified institutional buyers (as defined in Rule 144A under the U.S. Securities Act (“Rule 144A”) in reliance on Rule 144A and (ii) outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

Some statements in this announcement are forward-looking. These statements include, but are not limited to, statements relating to the anticipated use of proceeds from the offering, the redemption dates, the strength and support for the Group's business, the depth of liquidity available to the Group, the Group's sustainability strategy and potential updates to the Group’s Green Finance Framework. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. They represent expectations for the Group’s business and involve risks and uncertainties. These forward-looking statements are based on current expectations and projections about future events. The Group believes that current expectations and assumptions with respect to these forward-looking statements are reasonable. However, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions, the strength and support for the Group's business, the depth of liquidity available to the Group, the Group's sustainability strategy and the use of proceeds and the other factors discussed in the “Risk Factors” section of Smurfit Westrock’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2024, and the risks described in other filings that Smurfit Westrock may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations (including under the UK Listing Rules, the Disclosure Guidance and Transparency Rules, the UK Market Abuse Regulation and other applicable regulations), Smurfit Westrock is under no obligation, and Smurfit Westrock expressly disclaims any intention or obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Notice

THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY, AND DOES NOT CONSTITUTE OR FORM PART OF ANY OFFER OR INVITATION TO SELL OR ISSUE, OR ANY SOLICITATION OF AN OFFER TO PURCHASE OR SUBSCRIBE FOR, ANY SECURITIES OF SMURFIT WESTROCK FINANCING DAC OR SMURFIT KAPPA TREASURY UNLIMITED COMPANY IN THE UNITED STATES OR ANY OTHER JURISDICTION; SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN EXEMPTION FROM REGISTRATION. NOT FOR DISTRIBUTION OR RELEASE IN OR INTO ANY JURISDICTION IN WHICH OFFERS OR SALES WOULD BE PROHIBITED BY APPLICABLE LAW, AND AS SUCH, THIS ANNOUNCEMENT IS DIRECTED (I) IN THE UNITED STATES, ONLY TO QUALIFIED INSTITUTIONAL BUYERS (AS DEFINED IN RULE 144A) IN RELIANCE ON RULE 144A AND (II) OUTSIDE THE UNITED STATES ONLY AT NON-U.S. PERSONS (WITHIN THE MEANING OF REGULATIONS).

This announcement is directed only at persons who (i) have professional experience in matters relating to investments (being investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This announcement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this announcement relates is available only to relevant persons and will be engaged in only with relevant persons.

This announcement is not directed at any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) not a “qualified investor” as defined in Article 2 of Regulation (EU) 2017/1129 (as amended).

This announcement is not directed at any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA.

MiFID II professionals/ECPs-only/No PRIIPs KID. Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

UK MiFIR professionals/ECPs-only/No UK PRIIPs KID. Manufacturer target market (MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in the United Kingdom.

Important Additional Information

Neither this announcement nor any copy of it may be taken or transmitted directly or indirectly into or from any jurisdiction where to do so would constitute a violation of the relevant laws or regulations of such jurisdiction. Any failure to comply with this restriction may constitute a violation of such laws or regulations. Persons into whose possession this announcement or other information referred to herein comes should inform themselves about, and observe, any restrictions in such laws or regulations.

This announcement has been prepared for the purpose of complying with the applicable law and regulation of the United Kingdom, the United States and Ireland and information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws and regulations of jurisdictions outside the United Kingdom, the United States or Ireland.

Subject to the Market Abuse Regulation and the FCA’s Disclosure Guidance and Transparency Rules and the UK Listing Rules, the delivery of this announcement shall not create any implication that there has been no change in the affairs of Smurfit Westrock since the date of this announcement or that the information in this announcement is correct as at any time subsequent to its date.